Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-1 Nos. 333-225410 and 333-225734) of Catabasis Pharmaceuticals, Inc.,

2)	Registration Statement (Form S-3 No. 333-231441) of Catabasis Pharmaceuticals, Inc., and

3)	Registration Statement (Form S-8 Nos. 333-206394, 333-210229, 333-216793, 333-223721, 333-229643, 333-239114) pertaining to the equity incentive plans of Catabasis Pharmaceuticals, Inc.;

of our report dated March 11, 2021, with respect to the consolidated financial statements of Catabasis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Catabasis Pharmaceuticals, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2021